Report of Independent Registered Public Accounting Firm

To the Trustees of the American Century Municipal Trust and
Shareholders of the High-Yield Municipal Fund, the Long-Term
Tax-Free Fund, the Tax-Free Money Market Fund, the
Intermediate-Term Tax-Free Bond Fund and the New York
Tax-Free Fund:

In planning and performing our audits of the financial statements of the American Century Municipal Trust (the "Funds")  as of and
for the year ended May 31, 2011, in accordance with the standards of the Public Company Accounting Oversight Board (United States),
we considered the Funds' internal control over financial reporting, including controls over safeguarding securities, as a basis for designing our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, but not for the purpose of expressing an opinion on the effectiveness of the Funds' internal control over financial reporting.
Accordingly, we do not express an opinion on the effectiveness of the
Funds' internal control over financial reporting.

The management of the Funds is responsible for establishing and maintaining effective internal control over financial reporting.
In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and
related costs of controls.  A fund’s internal control over
financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles.
A fund's internal control over financial reporting includes
those policies and procedures that (1) pertain to the
maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the
assets of the fund; (2) provide reasonable assurance that
transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the fund are being made only in accordance with authorizations of management and trustees of the fund; and (3) provide
reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of a fund's
assets that could have a material effect on the financial
statements.

Because of its inherent limitations, internal control over
financial reporting may not prevent or detect misstatements.
Also, projections of any evaluation of effectiveness to
future periods are subject to the risk that controls may
become inadequate because of changes in conditions, or
that the degree of compliance with the policies or
procedures may deteriorate.

A deficiency in internal control over financial reporting
exists when the design or operation of a control does not
allow management or employees, in the normal course of
performing their assigned functions, to prevent or detect
misstatements on a timely basis.  A material weakness is
a deficiency, or a combination of deficiencies, in internal
control over financial reporting, such that there is
a reasonable possibility that a material misstatement
of the Funds' annual or interim financial statements
will not be prevented or detected on a timely basis.

Our consideration of the Funds' internal control over
financial reporting was for the limited purpose described
in the first paragraph and would not necessarily disclose
all deficiencies in internal control over financial
reporting that might be material weaknesses under
standards established by the Public Company Accounting
Oversight Board (United States).  However, we noted no
deficiencies in the Funds' internal control over
financial reporting and its operation, including
controls over safeguarding securities, that we
consider to be material weaknesses as defined
above as of May 31, 2011.

This report is intended solely for the information and
use of management and the Board of Directors of the
American Century Municipal Trust and the Securities
and Exchange Commission and is not intended to be and
should not be used by anyone other than these specified
parties.

/s/ PricewaterhouseCoopers LLP
Kansas City, Missouri
July 22, 2011